UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

January 9, 2023
Date of Report (Date of earliest event reported)

THE FIRST OF LONG ISLAND CORPORATION
(Exact name of registrant as specified in its charter)

New York	001-32964	11-2672906
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

275 Broadhollow Road Melville, New York	11747
(Address of principal executive offices)	(Zip Code)

(516) 671-4900
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.10 par value per share	FLIC	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01          Entry into a Material Definitive Agreement.

 The First of Long Island Corporation (the “Company”) has agreed to nominate J. Abbot R. Cooper for election by the stockholders as a Class I director at the 2023 annual meeting of stockholders (the “2023 Annual Meeting”) with a term expiring at the Company’s 2025 annual meeting of stockholders pursuant to the terms of a Cooperation Agreement (the “Agreement”) with Driver Opportunity Partners I LP, Driver Management Company LLC and J. Abbott R. Cooper (collectively, “Driver”) dated January 9, 2023.

 Pursuant to the terms of the Agreement, the parties have agreed to refrain from litigation against the other, and Driver has agreed to certain customary standstill provisions prohibiting it from, among other things, (i) making certain announcements regarding the Company’s transactions, (ii) soliciting proxies, (iii) advising, encouraging or intentionally influencing any person with respect to disposition of any securities of the Company, (iv) taking actions to change or influence any director or employee of the Company or the direction of certain Company matters, (v) exercising certain stockholder rights, and (vi) acquiring beneficial ownership of more than 5% of the Company’s outstanding common stock, in each case as further described in the Agreement.  Driver has also agreed to customary voting commitments, and during the term of the Agreement the Company and Driver have agreed that they will not disparage each other. The Company has agreed to reimburse Driver for up to $100,000 of out-of-pocket expenses incurred by Driver in connection with its engagement with the Company under the Agreement. The Company further agreed to nominate Mr. Cooper at the Company’s 2025 annual meeting of stockholders with a term expiring at the Company’s 2027 annual stockholders’ meeting.

The Agreement shall not terminate until the date that is 30 days prior to the beginning of the Company’s advance notice period for stockholders to submit director nominations for the Company’s 2027 annual meeting of stockholders pursuant to the Company’s Bylaws. Each of the Company and Driver has the right to terminate the Agreement earlier if the other party commits a material breach of the Agreement and such breach is not cured within 15 days after notice or, if such breach is not curable within 15 days, the breaching party has not taken any substantive action to cure within such 15-day period. Upon a termination of this Agreement by Driver, Mr. Cooper’s service as a director of the Company would terminate.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01          Regulation FD Disclosure.

On January 9, 2023, the Company issued a press release announcing the agreement to nominate J. Abbot Cooper for election by the stockholders to the Company’s Board of Directors at the 2023 Annual Meeting of Stockholders. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 is being furnished pursuant to Regulation FD and no part shall be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01          Financial Statements and Exhibits.

(d) Exhibits

10.1	Cooperation Agreement, dated January 9, 2023, by and among The First of Long Island Corporation, Driver Opportunity Partners I LP, Driver Management Company LLC and J. Abbott R. Cooper

99.1	Press Release issued by The First of Long Island Corporation dated January 9, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST OF LONG ISLAND CORPORATION

Dated: January 9, 2023

	By:	/s/ Christopher Becker
	Name:	Christopher Becker
	Title:	President and Chief Executive Officer